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                                                                    EXHIBIT 99.3

             TRUST AGREEMENT BETWEEN DELL COMPUTER CORPORATION AND
                          THE CHASE MANHATTAN BANK, N.A



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         TRUST AGREEMENT, effective as of April 1, 1996 between Dell Computer
Corporation, a Texas corporation (the "Sponsor"), and The Chase Manhattan Bank, N.A., incorporated under the laws of the United States of America (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Sponsor and certain of its subsidiaries and affiliated organizations have adopted and may hereafter adopt defined contribution benefit plans ("Separate Plans") for the benefit of certain employees of the Sponsor and certain of its subsidiaries and affiliated organizations (each such plan being herein sometimes referred to as a "Separate Plan" and the Separate Plans being herein collectively referred to as the "Plan"); and

         WHEREAS, the Sponsor has established a trust for the collective investment of the assets of the Plan in a trust fund which may be divided into separate investment accounts; and

         WHEREAS, the Trustee has been named the Trustee of such trust; and

         WHEREAS, the Administration Committee (the "Administrator") is a named fiduciary of the Plan (within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets, in accordance with the terms of this Agreement, in trust among several investment options selected by the Administrator and as directed by Plan participants; and

         WHEREAS, the Administrator is the administrator of the Plan (within the meaning of Section 3(16)(A) of ERISA);



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         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. TRUST.

         The Sponsor hereby reestablishes the Dell Computer Corporation Master Trust (the "Trust") with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from the previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement. The Trustee shall not be responsible for the collection of any contributions to the Plan or for the determination of the amount or frequency of any contributions required by the Plan or for interpreting, construing or enforcing the Plan or the Plan's compliance with ERISA, and such responsibility shall be borne solely by the Administrator.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS.

         Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.

SECTION 3. DISBURSEMENTS.

         (a) Directions from Administrator. The Trustee shall make disbursements (which shall not include the transfer of funds for investment) in the amounts and in the manner that the



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Administrator or Subtransfer Agent (as hereinafter defined) directs from time to time. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan, any applicable law, the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator or Subtransfer Agent has provided a direction as to the assets to be converted to cash for the purpose of making the disbursement.

SECTION 4. INVESTMENT OF TRUST.

         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment option under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Administrator shall direct the Trustee as to the investment options which shall be maintained or used for Plan participant investments. The Administrator may determine to offer investment options which may include, but shall not be limited to, (i) securities issued by any investment company registered under the Investment Company Act of 1940 ("Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, and (iv) short term investment funds maintained by the Trustee for qualified plans. The Trustee shall be considered a fiduciary with investment discretion



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only with respect to Plan assets that are invested in short term investment funds maintained by the Trustee for qualified plans and the Dell Computer Corporation Stock Fund.

         (c) Designation of Investment Options. Specific investment options shall be designated in writing from time to time by the Administrator giving sufficient notice thereof for the Trustee to implement any necessary operating procedures. All investment options offered must be able to be valued on a daily basis by the Trustee.

         (d) Participant Direction. Each Plan participant shall direct the subtransfer agent appointed by the Sponsor (the "Subtransfer Agent") in which investment option(s) to invest the assets in the participant's individual accounts.

         The Trustee shall invest the assets allocated to Plan participant accounts only when, if and in the manner, directed by the Subtransfer Agent and shall not be under any obligation to invest or otherwise manage any of such assets. It shall be the duty of the Trustee to act strictly in accordance with the Subtransfer Agent's directions and the Trustee shall be under no liability for any loss of any kind which may result by it taking or refraining from taking any action in accordance with any such direction. The Subtransfer Agent shall certify to the Trustee the identity of the person or persons authorized to give instructions or directions on its behalf. The Trustee may continue to rely on all certifications under this paragraph unless otherwise notified in writing by the Administrator or the Subtransfer Agent, as the case may be.

         In the event that the Trustee fails to receive directions with respect to any assets held in the Trust outside of its own collective funds, such assets shall be invested in the Short Term Investment Fund until the Trustee receives further direction.



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         (e) Mutual Funds. Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases, sales and exchanges of Mutual Funds shall be made on the date on which the Trustee receives from the Subtransfer Agent in good order all information and documentation necessary in time to effect such purchases, sales and exchanges, and in the case of a purchase, has or receives funds necessary to make such purchase. For this purpose, the Administrator may designate certain funds between which an exchange shall not be deemed a purchase. The Trustee shall not be obligated to make exchanges between other funds unless sufficient balances are available for the purchase of such Mutual Fund shares.


                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, unless the Administrator has appointed a different agent for this purpose, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. Sponsor will ensure that the appropriate documentation and proxy voting materials are provided for distribution to participants. Each participant, as a named fiduciary of the Plan, shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Administrator. The Trustee shall have no duty to solicit direction from participants.


         (f) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Dell Computer Corporation Stock Fund which shall consist of shares of Sponsor Stock and short-term



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liquid investments, including a commingled money market fund maintained by the
Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. The Dell Computer Corporation Stock Fund shall be valued on a daily unitized basis which valuation shall be provided by the Trustee to the Subtransfer Agent.

                  (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions from the Administrator or under Section 4(d) of this Agreement.


                  (ii) Fiduciary Duty of Administrator. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Administrator with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under such directions are contrary to the terms of this Agreement or applicable law.

                  (iii) Execution of Purchases and Sales.


                  (A) Purchases and sales of Sponsor Stock shall be made on the open market on the date which the Trustee receives from the Administrator or the Subtransfer Agent in good order all information and documentation necessary to accurately effect such purchases and sales and, in the case of purchases, receives a wire transfer of the funds necessary to make such purchases. Prior to engaging in any transaction in Sponsor Stock, the Trustee shall offset purchase and sale directions so that only the net number of shares shall be purchased or sold. Such general rules shall not apply in the following circumstances:

                           (1) If the Trustee is unable to determine the number
of shares required to be purchased or sold on such date; or



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                           (2) If the Trustee determines that it is imprudent to
purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                           (3) If the Trustee is prohibited by the Securities
and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

         In the event of the occurrence of the circumstances described in (1) or
(3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales according to normal operating procedures. In the event of the occurrence of the circumstances described in (2) above, the Trustee shall consult with the Administrator before taking any action.

                  (B) Purchases and Sales from or to Sponsor. The Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. If Plan participant or Sponsor contributions under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In this case the number of shares transferred shall be determined by dividing the amount of the contribution by the closing price of the Sponsor Stock on the composite tape on the trading day immediately preceding the date as of which the contribution is made. Purchases and sales to or from third parties may also be made subject to similar arrangements, such arrangements as approved in writing by the Sponsor.

                  (C) Use of an Affiliated Broker. The Administrator hereby authorizes the Trustee to use Chase Securities, Inc. ("CSI") to provide brokerage services in connection with



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any purchase or sale of Sponsor Stock in accordance with directions from Plan participants or the Administrator. The provision of brokerage services shall be subject to the following:

                           (i) The quality of execution of trades shall not be
adversely affected by the use of CSI.

                           (ii) As consideration for such brokerage services,
the Administrator agrees that CSI shall be entitled to remuneration under this authorization provision pursuant to a written agreement between the Administrator and CSI.

                           (iii) Following the procedures set forth in
Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Administrator with the following documents: (1) a description of CSI's brokerage placement practices; (2) a copy of PTCE 86-128, and (3) a form by which the Administrator may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Administrator with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

                           (iv) Any successor organization of CSI, through
reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction and written notice to the Administrator, become the successor broker in accordance with the terms of this authorization provision.

                           (v) The Trustee and CSI shall continue to rely on
this authorization provision until notified to the contrary. The Administrator reserves the right to terminate this authorization at any time upon written notice to CSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.



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                  (iv) Securities Law Reports. The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

                  (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall pay for all printing, mailing and other out-of-pocket costs associated with the voting and tendering of Sponsor Stock.

                  (A) Voting.

                           (1) When the issuer of the Sponsor Stock files
definitive proxy solicitation materials with the Securities and Exchange Commission, the Sponsor shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form or approve a form prepared by the Sponsor. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Trustee shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The Trustee shall provide the Administrator with a copy of any materials provided to the participants and shall certify to the Administrator that the materials have been mailed or otherwise sent to participants.



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                           (2) Each participant with an interest in the Dell
Computer Corporation Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Dell Computer Corporation Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Dell Computer Corporation Stock Fund as directed by the participant. Subject to applicable law, the Trustee shall vote shares of Sponsor Stock reflecting a participant's proportional interest in the Dell Computer Corporation Stock Fund for which it has received no directions from the participant proportionally in accordance with the votes of shares for which it has received instructions.

                  (B) Tender Offers

                           (1) Upon commencement of a tender offer for any
securities held in the Trust that are Sponsor Stock, the Trustee shall notify, or request the Subtransfer Agent to notify, each Plan participant with an interest in such Sponsor Stock of the tender offer and utilize reasonable efforts to timely distribute or cause to be distributed to the participants the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer. After consulting with the Trustee and the Subtransfer Agent, the Sponsor shall provide and pay for a means by which the participant may direct the Trustee (including directions via the Subtransfer Agent) whether or not to tender the Sponsor Stock reflecting such participant's proportional interest in the Dell Computer Corporation Stock Fund (both vested and



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unvested). The Trustee shall provide the Sponsor with a copy of any material provided to the participants and shall certify to the Sponsor that the materials have been mailed or otherwise sent to participants.

                           (2) Each participant with an interest in the Dell
Computer Corporation Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee (directly or through the Subtransfer Agent) to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Dell Computer Corporation Stock Fund (both vested and unvested). Directions from a participant (or from the Subtransfer Agent) to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, by facsimile transmission or such similar means as is agreed upon by the Trustee, the Subtransfer Agent and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant (or the Subtransfer Agent if directions are provided to it by the participants). Subject to applicable law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Dell Computer Corporation Stock Fund for which it has received no directions from the participant or the Subtransfer Agent.

                           (3) A participant who has directed the Trustee or the
Subtransfer Agent to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Dell Computer Corporation Stock Fund may, at any time prior to the



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tender offer withdrawal date, direct the Trustee or the Subtransfer Agent to withdraw some or all of the tendered shares reflecting the participant's proportional interest and the Trustee upon receipt of such directions from the participant or the Subtransfer Agent, as the case may be, shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee or the Subtransfer Agent, as the case may be.

                           (4) Pending receipt of directions from the
Subtransfer Agent or the Administrator, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Plan's Short Term Investment Fund or as may otherwise be directed by the Administrator.

                  (vi) Shares Credited. For all purposes of this Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date.

                  (vii) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Dell Computer Corporation Stock Fund, the Trustee shall follow the directions of the Subtransfer Agent and if no such directions are received, the directions of the Administrator. The Trustee shall have no duty to solicit directions from any party.

                  (viii) Conversion. All provisions in this Section 4(f) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

         (g) Notes. Unless other arrangements are made, the Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes ("Notes")



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and related documentation and as such shall (i) hold physical custody of and keep safe the Notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, (iv) advise the Trustee of the date, amount and payee of the checks to be drawn representing loans, and (v) cancel the Notes and other loan documentation when a loan has been paid in full. Notwithstanding anything contained in this Agreement to the contrary, the Trustee shall retain the original negotiated checks through which the Trustee pays the loan amounts to the participants, and shall have no right, authority or duty to determine the amount of or enforce in its discretion any payment of principal or interest or the amount or application of any security under any Note, to allocate to any Note or Notes any payments received by the Administrator or any disbursements or transfers made therefrom, or to maintain any security under the Notes, and the Administrator shall be solely responsible for the terms and enforcement of any Notes or security interests thereunder, for the maintenance of appropriate records reflecting the individual interests of Plan participants in any Notes or payments or security relating thereto and for compliance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and any applicable truth in lending or other consumer protection laws relating to loans under the Plan. The Administrator shall report to the Trustee in writing periodically as reasonably required by the Trustee as to the Notes in the Sponsor's possession and/or their disposition. The Trustee and its independent auditors shall be granted reasonable access to the records of the Administrator for audit purposes in determining compliance with this provision.

         (h) Reliance of Trustee on Directions. (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any Subtransfer Agent's direction or lack of



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direction or participant's exercise or non-exercise of rights under this Section
4 over the assets in the participant's accounts.

                  (ii) The Trustee shall not be liable for any loss or by reason of any breach, which arises from the Administrator's exercise or non-exercise of rights under this Section 4 unless it is clear on their face that the actions to be taken under the Administrator's directions were contrary to the terms of this Agreement or applicable law.

         (i) Trustee Powers. The Trustee shall have the following powers and authority:

                  (i) Subject to paragraphs (b), (c), (d), (e), (f) and (g) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing on behalf of the Sponsor with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.


                  (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in the investment media described in Section 4 and short term investments (including interest bearing accounts with the Trustee or money market mutual funds managed by affiliates of the Trustee) and in short term collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each short term collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Code.


                  (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the



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Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.


                  (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.


                  (v) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.


                  (vi) To employ, subject to the approval of the Sponsor, which shall not be unreasonably withheld, legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.


                  (vii) To do, subject to the consent of the Sponsor, which shall not be unreasonably withheld, all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.


SECTION 5. ACCOUNTS OF THE TRUSTEE.

         The Trustee shall render from time to time accounts of its transactions to the Administrator and the Administrator may approve such accounts by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Administrator or of exceptions or objections to any such account within sixty (60) days of the filing of Form 5500 for the Plan for the period covered by the account, the Administrator shall be deemed to have approved such account; and in such case or upon the written approval of the



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Administrator of any such account, the Trustee shall, to the maximum extent permitted by ERISA, be released, relieved and discharged with respect to all matters and things set forth in such accounts as though such account had been settled by the decree of a court of competent jurisdiction in an action or proceeding in which the Administrator, all other persons having fiduciary responsibility with respect to the trust, and all persons having any beneficial interest in the Trust Fund were parties. Except as provided by applicable law, no persons other than the Sponsor or the Administrator may require an accounting or bring any action against the Trustee with respect to the trust or its actions as Trustee.

         Nothing contained in this Agreement or in the Plan shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the trust, the only necessary parties thereto in addition to the Trustee shall be the Sponsor and the Administrator. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons.

SECTION 6. COMPENSATION AND EXPENSES.

         Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "A" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All brokerage commissions incurred by the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.



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SECTION 7. DIRECTIONS AND INDEMNIFICATION.

         (a) Directions. The Trustee shall be fully protected in relying upon a certification of any person authorized to act on behalf of the Administrator with respect to any instruction, direction or approval of the Administrator, and protected also in relying upon a certification of the Sponsor as to the persons authorized to act on behalf of the Administrator, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be further protected in relying upon a certification from the Subtransfer Agent appointed by the Sponsor as to the person or persons authorized to give instructions or directions on behalf of such Subtransfer Agent and may continue to rely upon such certification until a subsequent certification is filed with the Trustee. Unless otherwise provided herein, any directions to be given to the Trustee under this Agreement by the Administrator or Subtransfer Agent shall be given in writing or by electronic means mutually satisfactory to the Trustee and the person giving the direction.

         The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

         The Trustee shall not be liable for the proper application of any part of the Trust Fund if payments are made in accordance with the directions of the Administrator or Subtransfer Agent as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Plan. All persons dealing with the



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Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

         (b) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any third party claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Manor Trust, including without limitation the selection of GICs and similar investments by the Sponsor, excepting only any and all loss, etc., to the extent that it arises from the Trustee's failure to perform in accordance with the Trust Agreement, except to the extent that the Trustee reasonably concludes that non-performance is justified under ERISA.

         The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements that may be incurred by, imposed upon or asserted against the Sponsor or Administrator by reason of any third party claim, regulatory proceeding or litigation to the extent that it arises from the Trustee's failure to perform in accordance with the Trust Agreement, except to the extent that the Trustee reasonably concludes that non-performance is justified under ERISA.

         (c) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8. RESIGNATION OR REMOVAL OF TRUSTEE.

         (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.



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         (b) Removal. The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 9. SUCCESSOR TRUSTEE.

         (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trustee assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 10. TERMINATION.

         This Agreement may be terminated at any time by the Sponsor upon sixty
(60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 11. RESIGNATION, REMOVAL AND TERMINATION NOTICES.

         All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Secretary of the Administration Committee, 2214 W. Braker Lane, Suite D, Austin, TX 78758, and to the Trustee c/o Otis Sinnott, Relationship Manager, The Chase Manhattan Bank, N.A., Global Securities Services, 770 Broadway 10th Fl., New York, NY 10003, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. SINGLE FUND.

         The assets of the Trust shall be held, administered, invested and managed in all respects as a single trust even though portions of such assets may be attributable to different employers and the employees of each, or to separate plans maintained by the same employer or different employers. The Subtransfer Agent shall be responsible to maintain and determine the appropriate share of the Trust fund held in respect of any such group of employees in the event that such maintenance or determination shall be required by the Plan, this Agreement or the operation of law. The determination by the Sponsor of the shares of the Trust fund held in respect of any such employee group or plan shall be final and conclusive upon all persons.

SECTION 13. TRANSFER OF ASSETS.

         Upon written direction of the Administrator the Trustee shall (i) transfer and deliver such part of the assets or the Trust fund as may be specified in such direction to any trustee or insurance carrier maintaining any other investment medium of the Plan or to any trustee or insurance carrier maintaining any investment medium of a plan, other than the Plan, which qualifies under Section 401(a) of the Code into which plan the Plan (or any portion thereof) shall be merged or consolidated, or (ii) accept the transfer to the Trust fund of assets acceptable to it from any trustee or insurance carrier maintaining any other investment medium of the Plan or from any trustee or insurance carrier maintaining any investment medium of a plan, other than the Plan which qualifies under Section 401(a) of the Code and which (or any portion of which) shall be merged or consolidated with the Plan. Any such transfer shall be subject to the provisions of Section 12 hereof and the Trustee shall have no liability or responsibility (i) to determine whether such transfer shall be in conformity with the provisions of any plan or of ERISA, or (ii) with regard to the effect of such transfer upon any shares of the Trust fund held in respect of participants or beneficiaries in the Plan whose interests (or any portion thereof) in the Trust fund are being so transferred to other funding media, or in respect of participants or beneficiaries in the Plan whose shares in the Trust fund are not directly subject to any such transfer. Any such direction by the Administrator shall constitute a certification that the transfer so directed is one which the Administrator is authorized to direct and which is in conformity with the provisions of the Plan or any other plan, this Agreement and ERISA.

         The provisions of Section 10 relating to administrative determinations shall be applicable with respect to any payments or transfers under this Section 13.

SECTION 14. ADOPTION OF TRUST BY SEPARATE PLAN.

         A Separate Plan may be funded in whole or in part through this trust and become a participating Separate Plan hereunder only if all of the following conditions have been met:

         (a) The Sponsor, subsidiary or an affiliate has established the Separate Plan;

         (b) The Separate Plan is intended to meet the requirements for qualification under Section 401(a) of the Code;

         (c) This trust is exempt from taxation under Section 401(a) of the Code;

         (d) This trust (as then in effect and as the same may be amended from time to time) has been duly adopted as the trust for purposes of funding such Separate Plan;

         (e) This trust is maintained at all times as a domestic trust in the United States;

         (f) The Sponsor or the Administrator is duly authorized to exercise on behalf of such Separate Plan all of the authority vested in it by the terms of this trust;

         (g) This Agreement is constituted as a part of the Separate Plan to the extent of the beneficial interest of each such Separate Plan in the Trust Fund; and

         (h) Each Separate Plan is prohibited from making any assignment, either in whole or part, of its beneficial interest in the Trust Fund.

         When the trust is adopted as a trust under the Separate Plan of any subsidiary or affiliate of the Sponsor, such subsidiary or affiliate shall be bound by the decisions, instructions, actions and directions of the Sponsor or the Administrator under this Agreement and the Trustee shall be fully protected by the Sponsor and such subsidiary or affiliate in relying upon such decisions, instructions, actions and directions of the Sponsor or the Administrator. The Trustee shall not be required to give notice to or obtain the consent of any such subsidiary or affiliate with respect to any action which is taken by the Trustee pursuant to this Agreement, and the Sponsor shall have the sole authority to enforce this Agreement on behalf of any such subsidiary or affiliate.

         Any Separate Plan may at any time segregate from further participation in the trust under this Trust Agreement. The Sponsor establishing such Separate Plan shall file with the Trustee a document evidencing its segregation from the Trust Fund and its continuance as a trust in accordance with the provisions of this Trust Agreement as though such Sponsor were the sole creator thereof. In such event, the Trustee shall deliver to itself, as Trustee of such trust, the beneficial interest of such Separate Plan as determined under the provisions of
Section 12 hereof. Such Sponsor may thereafter exercise in respect of this Trust Agreement all the rights and powers reserved to the Administrator under the provisions of this Trust Agreement.

         In lieu of the establishment of a separate trust with respect to the participants and beneficiaries under a segregating Separate Plan in accordance with the foregoing provisions of this Article, such beneficial interest may be segregated as provided above and transferred directly to the trustee or insurance company maintaining the funding medium of a plan other than the Separate Plan in accordance with the provisions of Section 13 hereof.

SECTION 15. AGREEMENT INCORPORATED IN SEPARATE PLANS.

         This Agreement constitutes a part of each Separate Plan and of any separate trust created in connection therewith and is part thereof to the extent of the beneficial interest of each Separate Plan or separate trust in the Trust Fund. Trust assets will be accepted or retained for investment hereunder only from or on account of Separate Plans or separate trusts which are qualified as tax free employee benefit trusts under the provisions of the Internal Revenue Code as in effect from time to time. Any separate trust shall be prohibited from making any assignment, either in whole or in part, of its beneficial interest in the Trust Fund.

SECTION 16. DURATION.

         This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 17. AMENDMENT OR MODIFICATION.

         (a) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (b) Waiver. No wavier by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (c) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

         (d) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (e) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 18. GOVERNING LAW.

         (a) New York Law Controls. This Agreement and the trust created hereby shall be construed, regulated and administered under the laws of the United States or State of New York, as applicable, and, except where otherwise specifically required by the provisions of ERISA, the Trustee shall be liable to account only in the courts of the New York. All contributions to the Trustee shall be deemed to take place in the State New York.

         (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       DELL COMPUTER CORPORATION


                                       By: /s/ JULIE A. SACKET
                                          --------------------------------------
Attest:


/s/ LISA CUMMINGS
-------------------------------
                                       THE CHASE MANHATTAN BANK, N.A.


                                       By: OTIS A. SINNETT, JR.
                                          --------------------------------------
                                                    Vice President
Attest:


/s/ MARTHA A. COLE
-------------------------------
    Vice President

                                  FEE AGREEMENT

                               Dell Computer Corp.

Unless otherwise specified, the following rates are annualized and will be billed on a calendar quarter basis:

Account Charge

o        $1,500 per account
o        $1,500 per Loan account
o        $5,000 for Company Stock account
o Account charged waived where Chase Manhattan Bank investment vehicle is the investment option

Transaction Charge
o        $12.00 per Buy/Sell transaction, excluding STIF transactions

Administrative Charge
o         1/2 basis point on total market value

Benefit Payments
o        $5 per lump sum on total market value

Short Term Investment Management Fee
o .37% (.12% after rebate) on amounts invested in our Short Term Investment Fund per year, charged directly monthly


Dell Computer Corp.                        The Chase Manhattan Bank, N.A.


By: Julie A. Sackett                       By: Otis A. Sinnett, Jr.
  -----------------------------------      -------------------------------------
Title: Vice President                      Title: Vice President
       ------------------------------      -------------------------------------




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